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                                                                    EXHIBIT 99.2


              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 3, 1998, between ITT Corporation, a Nevada corporation ("ITT"), and ITT Educational Services, Inc., a Delaware corporation (the "Company").

     WHEREAS, ITT is the owner of 22,500,000, or approximately 83%, of the issued and outstanding shares of the common stock (the "Common Stock") of the Company;

     WHEREAS, ITT is offering and selling to the public by means of a Registration Statement (File No. 333-46267) first filed with the Securities and Exchange Commission (the "SEC") on Form S-3 on February 13, 1998 (the "Registration Statement") shares of the Common Stock;

     WHEREAS, ITT (as the successor to ITT Industries, Inc., an Indiana corporation formerly a Delaware corporation known as ITT Corporation) and the Company are parties to a Registration Rights Agreement, dated as of December 19, 1994 (the "Original Registration Rights Agreement"), that provides for certain registration rights with respect to the shares of the Common Stock held by ITT (the "Shares"); and

     WHEREAS, ITT and the Company desire to amend and restate in its entirety the Original Registration Rights Agreement as set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1. Effectiveness of Agreement; Term.

     1.1 Closing Date. This Agreement shall take effect upon the closing (the "Closing Date") of the sale of shares of Common Stock offered by ITT pursuant to the Registration Statement.

     1.2 Term. ITT and its Permitted Transferees (as defined in Section 2.4) (ITT and such Permitted Transferees each referred to herein as a "Holder" and collectively, the "Holders") shall be entitled to exercise registration rights pursuant to Section 2 and to participate in registrations pursuant to Section 3 until that date (the "Termination Date") which is five years after the Closing Date; provided, however, that any registration of shares under Section 2 or
Section 3 which commenced prior to the Termination Date shall continue notwithstanding the occurrence of the Termination Date.

     Section 2. Demand Registration.


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     2.1 Notice.  Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration, a Convertible Registration or an Exchange Registration (as such terms are defined in Section 2.5)), the Company will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within 20 days after receipt of the Company's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a "Demand Registration"); provided, however, that:

     (a) if the Company shall have previously effected a registration with respect to Shares pursuant to Section 3, the Company shall not be required to effect a registration pursuant to this Section 2 until 120 days shall have elapsed from the effective date of the most recent such previous registration (or, if later, until the termination of the holdback period required from the Company by any underwriters in connection with such previous registration under
Section 3, but in no event more than 180 days from such effective date);

     (b) if, upon receipt of a registration request pursuant to this Section 2, the Company is advised in writing, with a copy to the Holders of Shares proposed to be included in the offering (the "Selling Holders"), by a recognized independent investment banking firm(s) selected by the Company and reasonably acceptable to the Selling Holders that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities by the Company, other than in connection with employee benefit and similar plans (a "Company Offering") that had been contemplated by the Company prior to the notice by the Holders requesting registration, the Company shall not be required to effect a registration pursuant to this Section 2 until, as applicable, (i) the expiration of four months after the completion of such Company Offering (or, if later, the expiration of the holdback period required from the Company by any underwriters in connection with such Company Offering, but in no event more than six months after the completion of such Company Offering) or (ii) promptly after abandonment of such Company Offering, provided, however, that in no event shall the Company's obligation to effect a registration statement pursuant to this
Section 2 be suspended for more than six months from the date of written notice by the Holders requesting registration;

     (c) if, while a registration request is pending pursuant to this Section 2, the Company determines in the good faith judgment of the general counsel of the Company that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on the Company or the Company is unable to comply with SEC requirements, the Company shall not be required to effect a registration pursuant to this Section 2


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until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 120 days after the Company makes such good faith determination;

     (d) from after the Closing Date, Holders shall have the right to exercise registration rights pursuant to this Section 2 up to a number of times equal to two plus the number of Blackout Termination Rights provided for by Section 4.3(b); and

     (e) except in the case of a Convertible Registration or an Exchange Registration, the number of the Shares registered pursuant to any registration requested pursuant to this Section 2.1 shall (i) represent not less than 15% of the Shares then held by the Holders and (ii) have an aggregate expected offering price of at least $20 million.

     2.2 Registration Expenses.  All Registration Expenses (as defined in
Section 8) for any registration requested pursuant to this Section 2 shall be paid by the Company on behalf of any Holders; provided, however, that if any securities are registered for sale for the account of any Person (as such term is defined in Section 2(2) of the Securities Act) other than the Selling Holders pursuant to Section 2.3, each such other Person shall bear its pro rata share of the Registration Expenses (or such other amount as shall be determined by the Company and such Person) and the Company shall bear the remaining share of the Registration Expenses.

     2.3 Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (other than the Selling Holders) (the "Third Person Shares") in any registration of the Shares requested pursuant to this Section 2 so long as the Third Person Shares are disposed of in accordance with the intended method or method of disposition requested pursuant to Section 2; provided, however, that the Company shall not have the right to cause the registration of such securities of such other Persons if:

     (a) the Selling Holders are advised in writing (with a copy to the Company) by a recognized independent investment banking firm selected by the Selling Holders and reasonably acceptable to the Company that, in such firm's opinion, registration of such securities would adversely affect in a significant manner the offering and sale of Shares then contemplated by the Selling Holders;

     (b) the Selling Holders do not receive assurances reasonably satisfactory to them that such other Person for whose account such securities are being registered will pay a pro rata share of the Registration Expenses pursuant to
Section 2.2 (provided that for purposes of this clause (b), the guarantee by the Company to the Selling Holders of payment of such share of the Registration Expenses shall constitute satisfactory assurance to the Selling Holders); or

     (c) the registration requested pursuant to this Section 2 is a Convertible Registration or an Exchange Registration.

     2.4 Permitted Transferees. As used in this Agreement, "Permitted Transferees" shall mean any transferee, whether direct or indirect, of Shares designated by ITT in a written notice to


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the Company as provided for in Section 9.5.  Such written notice shall be signed by both ITT and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to ITT.

     2.5 Shelf Registration; Convertible Registration; Exchange Registration. With respect to any Demand Registration, the requesting Holders may request the Company to effect a registration of the Shares (a) under a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (or any successor form or rule) (a "Shelf Registration"); (b) in connection with such Holders' registration under the Securities Act of securities (the "Convertible Securities") convertible into, exercisable for or otherwise related to the Shares (a "Convertible Registration"); or (c) in connection with such Holders' offer to exchange the Shares for any debt or equity securities of such Holders, a subsidiary or affiliate thereof or any other Person (an "Exchange Registration").

     Section 3. Incidental Registration.

     3.1 Notice and Registration. If the Company proposes to register any of the Common Stock ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act, it will give prompt written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders) the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the Other Securities) of the Shares so to be registered; provided, however, that:

     (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders, written request described above in this Section 3.1, the Holders) and thereupon the Company shall be relieved of its obligation to register such Shares in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under
Section 2;

     (b) the Company will not be required to effect any registration pursuant to this Section 3 if the Company shall have been advised in writing (with a copy to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this Section 3.1, the Holders)) by a recognized independent investment banking firm selected by the Company and reasonably


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acceptable to the Selling Holders (or, if prior to delivery of the Holders'
written request described above in this Section 3.1, the Holders) that, in such firm's opinion, a registration at that time would adversely affect the Company Offering; and

     (c) the Company shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of the Company.

     No registration of the Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Shares pursuant to
Section 2.

     3.2 Registration Expenses. The Company will pay all of the Registration Expenses in connection with any registration pursuant to this Section 3.

     Section 4. Registration Procedures.

     4.1 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any of the Shares under the Securities Act as provided in Sections 2 and 3, the Company will as promptly as is practicable:

     (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Shares to be offered;

     (b) except in the case of a Shelf Registration or Convertible Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective;

     (c) in the case of a Shelf Registration (but not including any Convertible Registration), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 18 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the "Shelf Effective Period");

     (d) in the case of a Convertible Registration or an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of


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all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of the Convertible Securities no longer require such Shares to be registered under the Securities Act (the "Convertible Effective Period");

     (e) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

     (f) use its best efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any Jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (g) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance reasonably satisfactory to the Selling Holders; and

     (h) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in affect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.


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     The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such Shares as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

     4.2 Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.1(g). The Company may require that the Shares requested to be registered pursuant to Section 3 be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. The Selling Holders of the Shares to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

     4.3 Blackout Periods.

     (a)  At any time when a registration statement effected pursuant to
Section 2 relating to the Shares is effective, upon written notice from the Company to the Selling Holders that the Company determines in the good faith judgment of the general counsel of the Company that the Selling Holders sale of the Shares pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on the Company or the Company is unable to comply with SEC requirements (an "Information Blackout"), the Selling Holders shall suspend sales of the Shares pursuant to such registration statement until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material, (ii) 120 days after the general counsel of the Company makes such good faith determination or (iii) such time as the Company notifies the Selling Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

     (b) Any delivery by the Company of notice of an Information Blackout during the 90 days immediately following effectiveness of any registration statement effected pursuant to Section 2 shall give the Selling Holders the right, by notice to the Company within 20 days after the end of such blackout period, to cancel such registration and obtain for the Holders one additional registration right (a "Blackout Termination Right") under Section 2.1(d).


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     (c) If there is an Information Blackout and the Selling Holders do not
exercise the cancellation right, if any, pursuant to clause (b) of this Section 4.3, or, if such cancellation right is not available, the period set forth in
Section 4.1(b)(ii) or Section 4.1(c)(i), as applicable, shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

     4.4 Listing. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed or otherwise facilitate the public trading of such Shares.

     4.5 Holdback Agreements.

     (a) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

     (b) If the Holders of Shares notify the Company in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2 hereof, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

     4.6 Eligibility. The Company represents and warrants that it currently is eligible to use Form S-3 under the Securities Act and covenants that it shall use its reasonable best efforts to remain so eligible until the later of (i) the Termination Date, (ii) the end of any Shelf Registration Period and (ii) the end of any Convertible Registration Period.

     4.7 Regulatory Approvals. If the disposition of the Shares subject to any registration hereunder would cause a change in ownership or control of the Company or any of its ITT Technical Institutes under any of the laws, regulations and/or standards of the U.S. Department of Education, the state education authorities that regulate the Company's ITT Technical Institutes or the accrediting commissions that accredit the Company's ITT Technical Institutes (collectively, the "Regulators"), the Selling Holders shall not dispose of any such Shares until the Company obtains all of the required prior approvals of the change in ownership or control from the Regulators. The Company shall take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to obtain, as promptly as practicable, all the required prior approvals from the Regulators prior to such disposition. The Company and the Selling Holders shall cooperate with each other in seeking all approvals from the Regulators.


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     Section 5. Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 6. Indemnification and Contribution.

     (a) In the event of any registration of any of the Shares hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person (as defined in (d) below) who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Covered Persons") against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders. The Company also shall agree to provide for contribution as shall reasonably be requested by the Selling Holders or any underwriters in circumstances where, such indemnity is held unenforceable.

     (b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) the Company, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter,


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and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Holder to the Company specifically for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders. The Selling Holders also shall agree to provide for contribution as shall reasonably be requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable.

     (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

     (d) "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.

     Section 7. Benefits and Termination of Registration Rights. The Holders may jointly exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves; provided, however, any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions hereof applicable to ITT (in addition to those terms and conditions expressly applicable to Holders or Selling Holders). The registration rights hereunder shall cease to apply to any particular Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (d) such Shares shall have ceased to be outstanding.

     Section 8. Registration Expenses. As used in this Agreement, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other


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documents in connection with the offering, sale or delivery of the Shares to be disposed of; (d) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (e) the filing fees incident to securing any required review by the New York Stock Exchange and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (f) the costs of preparing stock certificates; and (g) the costs and charges of the Company's transfer agent and registrar. Registration Expenses shall not include (x) underwriting discounts and underwriters' commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, (y) the fees, disbursements and expenses of the Selling Holders' counsel, accountants and advisors and (z) in the case of a registration pursuant to Section 3, the filing fees payable under the Securities Act for the Shares being registered for sale on behalf of the Selling Holders, which costs and expenses in clauses (x), (y) and (z) of this
Section 8 shall be paid by the Selling Holders.

     Section 9. Miscellaneous.

     9.1 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates the rights expressly granted to the Holders in this Agreement.

     9.2 Assignment. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and with respect to the Company, its respective successors and assigns, and any Permitted Transferees.

     9.3 Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     9.4 Severability. In the event that any part of this Agreement is declared by a court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     9.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to ITT or any other Holder:

          ITT Corporation
          777 Westchester Avenue
          White Plains, New York 10604
          Attn:  General Counsel
          Facsimile:  (914) 640-8260

     If to the Company:

          ITT Educational Services, Inc.
          5975 Castle Creek Parkway N. Drive
          P.O. Box 50466
          Indianapolis, Indiana 46250-0466
          Attn:  General Counsel
          Facsimile:  (317) 594-4384

     Any party may change its address for the purpose of this Section 9.5 by giving the other party written notice of its new address in the manner set forth above.

     9.6 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant, contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

     9.7 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                       *              *              *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                    ITT EDUCATIONAL SERVICES, INC.



                                    By /s/ Clark D. Elwood
                                      -----------------------------------
                                    Name: Clark  D. Elwood
                                         --------------------------------
                                    Title: Senior Vice President, General
                                           Counsel and Secretary
                                           ------------------------------


                                    ITT CORPORATION



                                    By /s/ Alan M. Schnaid
                                      -----------------------------------
                                    Name: Alan M. Schnaid
                                         --------------------------------
                                    Title: Vice President
                                          -------------------------------



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